Exhibit 99.1

Keating Capital Announces Annual Meeting Results

New Advisory Agreement Approved in Connection with Pending Sale of Keating Investments, LLC

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--June 16, 2014--Keating Capital, Inc. (“Keating Capital” or the “Company”) (Nasdaq: KIPO) announced today that it held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on June 16, 2014. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”). As of April 30, 2014, the record date, 9,668,059 shares of common stock were entitled to vote at the Annual Meeting.

The Company’s stockholders voted to approve each of the proposals found in the Proxy Statement. At the Annual Meeting, the Company’s stockholders re-elected Laurence W. Berger, Timothy J. Keating and J. Taylor Simonton, each of whom are current directors. The Company’s stockholders also elected two new non-interested directors, Leslie D. Michelson and Robert T. Cassato. Each of the directors will serve as a director for one-year terms until the 2015 Annual Meeting.

The Company’s stockholders also approved the new Investment Advisory and Administrative Services Agreement (the “New Advisory Agreement”) between the Company and Keating Investments, LLC, the Company’s investment adviser. The approval of the New Advisory Agreement is a condition to the closing of the sale of 100% of the issued and outstanding equity interests of Keating Investments by its members to BDCA Adviser, LLC (“BDCA Adviser”), pursuant to a purchase agreement (the “Transaction”).

The New Advisory Agreement will become effective upon the closing of the Transaction. The terms and conditions of the New Advisory Agreement will be identical with respect to all material terms and conditions of the existing Investment Advisory and Administrative Services Agreement (the “Existing Advisory Agreement”), and the investment advisory fees under the New Advisory Agreement will remain the same as the investment advisory fees under the Existing Advisory Agreement.

The closing of the Transaction remains subject to other customary closing conditions but is expected to occur on July 1, 2014.

Upon the closing, Keating Investments will become a wholly owned subsidiary of BDCA Adviser, and the name of Keating Investments, LLC will be changed to “BDCA Venture Adviser, LLC” (“BDCA Venture Adviser”). Timothy J. Keating, Kyle L. Rogers and Frederic M. Schweiger, the current members of Keating Investments’ Investment Committee, will continue to manage the day-to-day operations of the Company and will remain employed with BDCA Venture Adviser pursuant to employment agreements. Upon consummation of the Transaction, the Investment Committee of BDCA Venture Adviser will include Messrs. Keating, Rogers and Schweiger, as well as two additional members, Peter M. Budko and Robert K. Grunewald, who are also officers of BDCA Adviser.

Promptly following the completion of the Transaction, Keating Capital, Inc. will change its name to “BDCA Venture, Inc.” (“BDCA Venture”). The stockholders of Keating Capital will still own the same amount and type of shares in BDCA Venture. The shares of BDCA Venture will continue to be listed on Nasdaq and are expected to begin trading under the new ticker symbol “BDCV” on July 2, 2014.

Following the closing of the Transaction, the Company intends to issue a press release to announce the change of its name and ticker symbol and the execution of the New Advisory Agreement between BDCA Venture Adviser and BDCA Venture.

About Keating Capital, Inc.

Keating Capital (www.keatingcapital.com) is a closed-end fund (regulated as a business development company under the Investment Company Act of 1940) that specializes in making pre-IPO investments in emerging growth companies that are committed to and capable of becoming public. Keating Capital provides investors with the ability to participate in a publicly traded fund that allows its stockholders to share in the potential value accretion that Keating Capital believes typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

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Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

CONTACT:
Keating Capital, Inc.
Investor Relations Contact:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com